Exhibit 10.5
     TRADEMARK SECURITY AGREEMENT (this “Agreement”) dated as of July 20, 2007, between NETWORK COMMUNICATIONS, INC., a Georgia corporation (the “Grantor”) and TORONTO DOMINION (TEXAS) LLC as the Collateral Agent (as defined below).
PRELIMINARY STATEMENT
          Reference is made to (a) the Revolving Loan Credit Agreement dated as of July 20, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Revolving Loan Credit Agreement”), among the Grantor, Gallarus Media Holdings, Inc., a Delaware corporation (“Holdings”), the lenders from time to time party thereto (the “Revolving Lenders”) and Toronto Dominion (Texas) LLC, as administrative agent, (b) the Term Loan Credit Agreement dated as of July 20, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement” and, together with the Revolving Loan Credit Agreement, the “Credit Agreements”), among the Grantor, Holdings, the lenders from time to time party thereto (the “Term Lenders” and, together with the Revolving Lenders, the “Lenders”) and Toronto Dominion (Texas) LLC, as administrative agent, and (c) the Guarantee, Collateral and Intercreditor Agreement dated as of July 20, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee, Collateral and Intercreditor Agreement”), among the Grantor, Holdings, the subsidiaries party thereto and Toronto Dominion (Texas) LLC, in its separate capacities as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Guarantee, Collateral and Intercreditor Agreement), and as administrative agent under each of the Credit Agreements.
          The Revolving Lenders and the Issuing Bank have agreed to extend credit to the Grantor subject to the terms and conditions set forth in the Revolving Loan Credit Agreement, and the Term Lenders have agreed to make term loans to the Grantor subject to the terms and conditions set forth in the Term Loan Credit Agreement. The obligations of the Lenders and the Issuing Bank to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement.
          Accordingly, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby agrees as follows:
          SECTION 1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Revolving Loan Credit Agreement, the Term Loan Credit Agreement or the Guarantee, Collateral and Intercreditor Agreement, as applicable.
          SECTION 2. GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. The Grantor hereby grants to the Collateral Agent (and its successors and assigns), for the ratable benefit of the Secured Parties, a continuing security interest in all of the Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Trademark Collateral”):
     (a) all of its Trademarks and Trademark Licenses to which it is a party, including, without limitation, those referred to on Schedule I hereto;
     (b) all reissues, continuations or extensions of the foregoing; and
     (c) all products and proceeds of the foregoing, including, without limitation, any claim by the Grantor against third parties for past, present or future infringement or dilution of any Trademark or any Trademark licensed under any Trademark License.
     Notwithstanding the foregoing, the Trademark Collateral shall not include any rights in any Trademarks or Trademark Licenses or other interests of the Grantor that would be rendered invalid or unenforceable under applicable law by the grant of a security interest, for so long as such reason for invalidity or unenforceability under applicable law exists.
          SECTION 3. GUARANTEE AND COLLATERAL AGREEMENT. The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted to the Collateral Agent (and its successors and assigns), for the ratable benefit of the Secured Parties, pursuant to the Guarantee, Collateral and Intercreditor Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Guarantee, Collateral and Intercreditor Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein, and in the event of any conflict between the terms and/or conditions of this Agreement and the terms of the Guarantee, Collateral and Intercreditor Agreement, the terms and/or conditions of the Guarantee, Collateral and Intercreditor Agreement shall control.
          SECTION 4. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.
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          IN WITNESS WHEREOF, the Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

NETWORK COMMUNICATIONS, INC.,

by
/s/ Gerard Parker
Name: Gerard Parker Title: Chief Financial Officer
ACCEPTED AND ACKNOWLEDGED BY:
TORONTO DOMINION (TEXAS) LLC
as Collateral Agent,

By
/s/ Ian Murray
Name: Ian Murray Title: Authorized Signatory